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                                                                   EXHIBIT 10.16


                            SHAREHOLDER AGREEMENT

This AGREEMENT is made as of this 5th day of January, 1994, by and among MICROTRAC SYSTEMS, INC., a Delaware corporation (the "Company"), and those persons or entities whose signatures appear below (collectively, the "Shareholders"; individually, a "Shareholder").

RECITALS

WHEREAS, certain Shareholders, as indicated on the signature page below (the "Common Shareholders"), currently own shares of the Company's common stock, $.O1 par value per share, (the "Common Stock") and the other Shareholders, as so indicated (the "Preferred Shareholders") are purchasing on the date of this Agreement shares of the Company's preferred stock, $1.00 par value per share (the "Preferred Stock"), the Common Stock and the Preferred Stock being herein referred to as the "Capital Stock";

WHEREAS, the Shareholders and the Company desire to enter into certain arrangements regarding restrictions on the transfer of the Common Stock;

NOW, THEREFORE, in consideration of the mutual promises and covenants herein contained, the receipt and sufficiency of which are acknowledged;

IT IS HEREBY AGREED AS FOLLOWS:

AGREEMENT

1. Restrictions on Transfer of Common Stock.

(a) General Prohibitions. No Common Shareholder may sell, transfer, assign, pledge (except with the approval of the Board of

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Directors of the Company) or otherwise dispose of, whether voluntarily or involuntarily ("transfer"), any interest in any Common Stock, whether now owned or hereafter acquired, except after compliance with the provisions of Section 5 of Article V of the bylaws of the Company (the "By-Laws"), which contemplate an advance notice to the Company of such proposed transfer, and with the other provisions of Sections 1 and 2 of this Agreement.

(b) Notice of Proposed Transfer; Right of First Offer. In the event of a proposed transfer of Common Stock, the transferring Shareholder shall, simultaneously with the notice to the Company required by the By-Laws (the "Sale Notice"), deliver a copy of the Sale Notice to each Preferred Shareholder. To the extent that the Company does not exercise in full the rights to repurchase the shares to be transferred within the time period prescribed by the By-Laws, then each Preferred Shareholder shall have the right to purchase a ratable portion of such shares not so purchased upon the terms otherwise applicable to the Company pursuant to the By-Laws. Such right shall be exercised by a Preferred Shareholder by written notice to the selling Shareholder, the Company, and the other Preferred Shareholders within 20 days following failure of the Company to exercise such rights in full within the prescribed time period (or, if earlier, within 20 days following notice from the Company to Preferred Shareholders to the effect that such rights will not be exercised in full); and the purchase of such shares by one or more Preferred Shareholders shall be completed within 30 days following their notice. As used herein, the term "ratable portion"

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shall mean, as to a Preferred Shareholder, the product of (i) the number of shares to be purchased and (ii) a fraction, the numerator of which is the number of shares of capital stock of the Company ("Capital Stock") owned by the Preferred Shareholder in question and the denominator of which is the aggregate number of shares of Capital Stock owned by all Preferred Shareholders electing to exercise such rights. Any such election by Preferred Shareholders to purchase shares pursuant to this Section 1(b) must be as to all shares proposed to be transferred and which are not purchased by the Company pursuant to the By-Laws. To the extent that the Company and the Preferred Shareholders do not purchase the shares specified in the Sale Notice in question within the prescribed time period, the transferring shareholder shall be entitled, for a period of 90 days following the expiration of such time period, to transfer any or all of the remaining shares in question on terms no more favorable to the transferee than those specified in the Sale Notice.

2. Right of Co-Sale in favor of Preferred Shareholders. In the event of any proposed sale of Common Stock by a Common Shareholder (or more than one Common Shareholder acting together in an integrated transaction) (i) as to which the provisions of Section I have been complied with and (ii) which
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involves a proposed sale of more than 2% of the Common Stock owned by any such
Common Shareholder, in the transaction in question or a series of transactions within any 12 month period, each Preferred Shareholder may elect to participate in the sale contemplated by the Common Shareholder(s) by delivering written notice to the Common

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Shareholder(s) within 20 days after receipt of the Sale Notice. If any of the
Preferred Shareholders elects to participate in such proposed sale, each of the selling Common Shareholder(s) and each of the electing Preferred Shareholders will be entitled to sell in the contemplated sale, at the same price and on the same terms, a number of shares of Capital Stock equal to the product of: (i) the quotient determined by dividing (x) the percentage of the shares of Capital Stock outstanding owned by such Common Shareholder or Preferred Shareholder electing to participate by (y) the aggregate percentage of the shares of Capital Stock outstanding owned by all of the selling Common Shareholder(s) and all of the Preferred Shareholders electing to participate; and (ii) the number of shares of Capital Stock to be sold in the contemplated transfer.

For example, if the Sale Notice contemplates a sale of 100,000 shares of Capital Stock by the Common Shareholder, and if he is at the time the owner of 30% of the Company's outstanding Capital Stock, and if two (2) of the Preferred Shareholders elect to participate and they own 20% and 10%, respectively, of the Company's Capital Stock outstanding, the Common Shareholder would be entitled to sell 50,000 shares (30% + 60% x 100,000 shares) and the participating Preferred Shareholders would be entitled to sell 33,333.33 shares (20% + 60% x 100,000 shares) and 16,666.67 shares (10% + 60% x 100,000 shares), respectively.

Each Common Shareholder will use his, her or its best efforts to obtain the agreement of each prospective buyer to the participation of the Preferred Shareholders in the contemplated sale and will not sell any shares of Capital Stock to any prospective buyer if such buyer refuses to allow the

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participation of the Preferred Shareholders. Nothing contained in this Section 2 shall be deemed to modify or waive compliance with Section 1 hereof.

3. Certain Permitted Transfers by Common Shareholders. Notwithstanding the provisions of Sections 1 and 2, the restrictions contained in such Sections will not apply with respect to transfers of shares to or in trust for benefit of such Common Shareholder's family group (as defined herein); provided, however, that all the restrictions and provisions contained in this Agreement will continue to be applicable to the shares after any such transfer and prior to any such transfer the transferees of such shares will be required to agree in writing to be bound by the provisions of this Agreement. Any person acquiring shares in accordance with this Section 3 will be deemed to be a Common Shareholder for all purposes under this Agreement as of the date of such acquisition. An individual Common Shareholder's "family group" means his or her spouse and his or her descendants (whether natural or adopted) and any trust solely for the benefit of such persons.

4. Endorsement on Certificates. Each certificate representing shares of Common Stock now or hereafter outstanding and owned by the Common Shareholders shall be stamped with the following legend indicating that the transfer of such shares is restricted under the terms of this Agreement: "This security is subject to transfer restrictions contained in a certain Shareholder Agreement, and no transfer of the security shall be made unless the conditions specified in said Agreement have been
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fulfilled. A copy of such Agreement is on file and available for inspection at the principal offices of the Company."

5. Notices. Any and all notices, designations, consents, offers', acceptances, or any other communication provided for herein shall be given in writing by personal delivery to the person entitled to receive said notice, or by certified mail or overnight courier service, and shall be addressed, in the case of the Company, to its office at One Dedham Place, Dedham, Massachusetts 02026,
Attention: President; and, in the case of any Shareholder, to such Shareholder's address set forth on Schedule A hereto, or to such other address as may be designated in writing by such Shareholder and of which the Company and the other Shareholders shall have received notice. Any such notice shall be deemed effective when personally delivered, if delivered personally, or three business days after mailing, if mailed, or one business day after delivery to the courier, if delivered by overnight courier service.

6. Effect of Invalid Provision; Governing Law. The invalidity or unenforceability of any particular provision of this Agreement shall not affect the other provisions hereof, and this Agreement shall be construed in all respects as if such invalid or unenforceable provision was omitted. This Agreement shall be governed under the internal laws of the Commonwealth of Massachusetts (regardless of such state's conflict of law provisions or principles).

7. Benefit; Subsequent Common Shareholders. This Agreement

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shall be binding upon and shall operate for the benefit of the parties hereto, and their respective successors, assigns, executors and administrators; provided, that this Agreement shall not be applicable to shares of Common Stock after they have been transferred in compliance with the provisions of this Agreement (other than transfers permitted by Section 3 hereof).

8. Counterparts. This Agreement may be executed in one or more counterparts no one of which need contain the signatures of all parties hereto, and, each of which shall be deemed an original; provided, however, that the total of such counterparts shall contain the signatures of all parties hereto.

9. Termination. This Agreement shall terminate and thereafter be of no force and effect upon the earliest to occur of (i) the closing of a Qualified Offering, as defined in Section 7.17 of the stock purchase agreement, of even date herewith, among the Company and the Preferred Shareholders, (ii) the sale of all or substantially all of the assets of the Company, or the merger or consolidation of the Company into or with any other corporation following which the Shareholders own less than 51% of the capital stock of the surviving or resulting corporation, or (iii) January 4 2000 (or, if later, the date on which any Redemption Default Period, as defined in subparagraph 5(b) of Article FOURTH of the certificate of incorporation of the Company (or successor provision of similar effect), shall have ended).

10. Amendment. This Agreement may not be amended or modified orally or in any manner other than by an agreement in

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writing signed by the Company and a majority of the shares of Common Stock and
Preferred Stock then held by the Shareholders.

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IN WITNESS WHEREOF, the parties have executed this Agreement as of the date hereinabove set forth.

MICROTRAC SYSTEMS INC.

By: Lars D Perkins

Lars D. Perkins, President

Preferred Shareholders:

ADVENT NEW YORK L.P.                        ADVENT VII L.P.

By: TA Associates VI L.P.,                  By: TA Associates VII L.P.,
    its general partner                         its general partner

By: TA Associates, Inc.,                    By: TA Associates, Inc.
    its general partner                         its general partner

By: Brian J. Conway                         By: Brian J. Conway
    Managing Director                           Managing Director

ADVENT INDUSTRIAL II L.P.                   ADVENT ATLANTIC AND PACIFIC II L.P.

By: TA Associates VI L.P.,                  By: TA Associates AAP II Partners,
    its general partner                         its general partner

By: TA Associates, Inc.                     By: TA Associates, Inc.,
    its general partner                         its general partner

By: Brian J. Conway                         By: Brian J. Conway
    Managing Director                           Managing Director

TA VENTURE INVESTORS LIMITED                CHESTNUT III LIMITED PARTNERSHIP
   PARTNERSHIP

By: TA Associates VI L.P. Attorney-in-Fact

By: TA Associates, Inc. its general partner

By: Brian J. Conway                         By: Brian J. Conway
    General Partner                             Managing Director

CHESTNUT CAPITAL INTERNATIONAL
III LIMITED PARTNERSHIP

By: TA Associates VI L.P.
    Attorney-in-Fact

By: TA Associates, Inc.,
    its general partner

By: Brian J. Conway
    Managing Director C-9

Common Shareholders

(Signature)
Lars D Perkins

(Signature)
J. Paul Costello
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(Signature)
John P Jopling


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Schedule A to Shareholder Agreement

Addresses

Common Shareholders:

Lars D.  Perkins
465 Washington Street
Brookline, MA 02146

J. Paul Costello
5 Old County Road
Hingham, MA 02043

John P. Jopling
187 Fisher Street
Needham, MA 02192

Preferred Shareholders:

Advent VII L.P.
High Street Tower, Suite 2500 125 High Street
Boston, MA 02110
Attn:  A. Bruce Johnston

Advent Atlantic and Pacific II L.P.
High Street Tower, Suite 2500
125 High Street
Boston, MA 02110
Attn: A. Bruce Johnston

Chestnut III Limited Partnership
High Street Tower, Suite 2500
125 High Street
Boston, MA 02110
Attn:  A. Bruce Johnston

Chestnut Capital International III
Limited Partnership
High Street Tower, Suite 2500
125 High Street
Boston, MA 02110
Attn: A. Bruce Johnston

Schedule A (Continued)
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Advent New York L.P.
High Street Tower, Suite 2500 125 High Street
Boston, MA 02110
Attn: A. Bruce Johnston

Advent Industrial II L.P.
High Street Tower, Suite 2500
125 High Street
Boston, MA 02110
Attn: A. Bruce Johnston

TA Venture Investors Limited Partnership
High Street Tower, Suite 2500
125 High Street
Boston, MA 02110
Attn: A. Bruce Johnston

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